Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the XOMA Corporation 2015 Employee Stock Purchase Plan of our reports dated March 11, 2015, with respect to the consolidated financial statements of XOMA Corporation, and the effectiveness of internal control over financial reporting of XOMA Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

May 21, 2015